1
Fairness Analysis
Presentation to the Board of Directors of Kansas City Life
Insurance Company
July 24, 2015
The information contained herein is of a confidential nature and is intended for the exclusive use of the persons or firm to whom it is furnished by us.
Reproduction, publication, or dissemination of portions hereof may not be made without prior approval of Duff & Phelps, LLC.
CONFIDENTIAL

Duff & Phelps Disclaimer
▪ The following pages contain material that is being provided by Duff & Phelps, LLC (“Duff & Phelps”) to the independent valuation committee (the
 “Independent Valuation Committee”) of the board of directors (the “Board of Directors”) of Kansas City Life Insurance Company (the “Company”) in the
 context of a meeting held to consider a Proposed Transaction (defined herein).
▪ The accompanying material was, and any Opinion (as defined herein) will be, compiled on a confidential basis for the sole use and benefit of the
 Independent Valuation Committee in connection with its evaluation of the Proposed Transaction and may not be distributed to any other party, publicly disclosed, or relied upon for any other purpose without the prior written consent of Duff & Phelps; provided that these materials may be distributed to senior management of the Company, the Board of Directors and outside legal advisors engaged in connection with the Proposed Transaction to represent the Company, the Independent Valuation Committee or the Board of Directors.
▪ Because this material was prepared for use in the context of an oral presentation to the Independent Valuation Committee, neither the Company nor Duff
 & Phelps, nor any of their respective legal or financial advisors, take any responsibility for the accuracy or completeness of any of the material if used by persons other than the Independent Valuation Committee or the Board of Directors.
▪ These materials are not intended to represent an Opinion but rather to serve as discussion materials for the Independent Valuation Committee and as a summary of the basis upon which Duff & Phelps may render an Opinion.
▪ Any Opinion provided by Duff & Phelps would not: (i) address the merits of the underlying business decision to enter into the Proposed Transaction versus any alternative strategy or transaction; (ii) address any transaction related to the Proposed Transaction; (iii) be a recommendation as to how the
 Independent Valuation Committee, the Board of Directors or any shareholder should vote or act with respect to any matters relating to the Proposed
 Transaction, or whether to proceed with the Proposed Transaction or any related transaction; (iv) indicate that the Per Share Consideration paid or received is the best possibly attainable under any circumstances; or (v) create any fiduciary duty on Duff & Phelps’ part to any party.
▪ The information utilized in preparing this presentation was obtained from the Company and from public sources. Any estimates and projections contained herein have been prepared by the management of the Company and involve numerous and significant subjective determinations, which may or may not prove to be correct. No representation or warranty, expressed or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past or the future. Duff & Phelps did not attempt to independently verify such information.
▪ No selected company or transaction used in our analysis is directly comparable to the Company or the Proposed Transaction.
CONFIDENTIAL

Table of Contents
CONFIDENTIAL
1. Executive Summary
2. Kansas City Life Insurance Company Trading Analysis
3. Valuation Analysis
Appendix
1. “Go-Dark” Transactions Analysis
2. Selected Public Companies’ Revenue Segmentation

Executive Summary
Section 1

Executive Summary
The Proposed Transaction
▪ Duff & Phelps’ understanding of the “Proposed Transaction” is as follows:
– The Company intends, subject to approval of its shareholders, to effect a 1-for-250 reverse stock split of its common stock. Shareholders that would otherwise receive less than one full share of common stock would in lieu of receiving a fractional share would receive $52.50 in cash (the “Per Share
 Consideration”).
– Following the reverse stock split, the Company would affect a 250-for-1 forward stock split, returning its outstanding shares to their original pre-split state.
 The Company estimates that it will cancel approximately 196,538 shares of its common stock in the Proposed Transaction, or approximately 1.84% of the shares of common stock outstanding as of the date hereof, for an aggregate cost of approximately $10,318,245.
– Following the Proposed Transaction, the Company would suspend the registration of its common stock under Section 12(b) of the Securities Exchange
 Act of 1934, as amended, and would terminate the listing of its common stock on the NASDAQ Capital Market LLC.
▪ The ratios to be used for the reverse and forward stock splits were determined by the Board of Directors and the amount of the Per Share Consideration was determined by the Board of Directors based upon the recommendation of the Independent Valuation Committee. Shareholders whose shares are cancelled and converted into the right to receive the Per Share Consideration are referred to herein as the “Cashed-out Shareholders”.
The Engagement
▪ The Independent Valuation Committee has engaged Duff & Phelps to serve as an independent valuation advisor to the Independent Valuation
 Committee (solely in its capacity as such) to provide an opinion (the “Opinion”) as to the fairness, from a financial point of view, to: (i) the Cashed-out
 Shareholders of the Per Share Consideration to be received by such holders in the Proposed Transaction; (ii) the Company (including its continuing shareholders) of the Per Share Consideration to be paid by the Company to the Cashed-out Shareholders in the Proposed Transaction; and (iii) the
 public shareholders of the Company (other than R. Philip Bixby, Walter E. Bixby, Nancy B. Hudson and their respective affiliates) who will remain shareholders after the Proposed Transaction of the Per Share Consideration to be paid by the Company to the Cashed-out Shareholders in the Proposed
 Transaction (without giving effect to any impact of the Proposed Transaction on any particular shareholder other than in its capacity as a shareholder).
CONFIDENTIAL

Executive Summary
Scope of Analysis
Duff & Phelps has made such reviews, analyses and inquiries as it has deemed necessary and appropriate under the circumstances. Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular. Duff & Phelps’ procedures, investigations, and financial analysis with respect to the preparation of its Opinion included, but were not limited to, the items summarized below.
▪ Reviewed the following documents:
 – The Company’s Annual Reports on Form 10-K (including the audited financial statements of the Company included therein) filed with the Securities and Exchange Commission (“SEC”) for the years ended December 31, 2013 and 2014 and the Company’s Quarterly Report on Form 10-Q for the
 quarter ended March 31, 2015 (including the unaudited interim financial statements of the Company included therein) filed with the SEC; and
 – Other internal documents relating to the history, current operations, and probable future outlook of the Company provided to us by management of the
 Company;
▪ Discussed the information referred to above and the background and other elements of the Proposed Transaction with the management of the Company;
▪ Reviewed the historical trading price and trading volume of the Company’s common stock, and financial information and stock market information of certain other companies whose securities are publicly traded and that Duff & Phelps deemed relevant;
▪ Performed certain valuation and comparative analyses using generally accepted valuation and analytical techniques including an analysis of selected public companies that Duff & Phelps deemed relevant and an analysis of selected transactions that Duff & Phelps deemed relevant; and
▪ Conducted such other analyses and considered such other factors as Duff & Phelps deemed appropriate.
CONFIDENTIAL

Valuation Summary

$44.82 Current Stock Price as of July 22, 2015
Book Value excl. AOCI
$39.82
$48.00
LTM Adjusted Operating Income (1)
$35.79
$44.82
3-year Average Adjusted Operating Income (1)
$37.36
$44.82
LTM Adjusted Earnings (1)
$36.12
$44.82
Company Repurchase Activity (Min Price - Max Price) (2)
$37.50
$48.44
Trading Analysis (52-wk Low / High)
$43.29
$49.82
$30
$35
$40
$45
$50
$55

DUFF & PHELPS

Executive Summary
Equity Value per Share Range
CONFIDENTIAL
(1) Excludes $3.3 million of revenue net of tax recognized from the sale of Sunset Financial Services in Q4 2014
(2) Includes transactions since January 2013
Note: Financial data as of March 31, 2015; operating income and earnings include estimated cost savings from delisting

Equity Value Conclusions

($ in millions, except per share values)

		Low		High	Stock Price as of July 22, 2015
Fundamental Per Share Valuation Range					
Book Value excl. AOCI		$39.82	-	$48.00	
LTM Adjusted Operating Income (1)		$35.79	-	$44.82	
3-year Average Adjusted Operating Income (1)		$37.36	-	$44.82	
LTM Adjusted Earnings (1)		$36.12	-	$44.82	
Average Per Share Price (rounded)		**$37.30**	-	**$45.60**	**$44.82**
Observed Per Share Valuation Range					
Trading Analysis (52-wk Low / High)		$43.29	-	$49.82	
Company Repurchase Activity (Min Price - Max Price) (2)		$37.50	-	$48.44	
Implied Equity Value Multiples (based on average per share price)					
LTM Operating Income (1)	$28.3	14.1x	-	17.2x	16.9x
3-year Average Adjusted Operating Income (1)	$28.1	14.2x	-	17.3x	17.0x
2015 Projected Operating Income (3)	$27.5	14.5x	-	17.7x	17.4x
LTM Earnings (1)	$29.5	13.5x	-	16.5x	16.2x
3-year Average Adjusted Earnings (1)	$33.7	11.8x	-	14.4x	14.2x
2015 Projected Earnings (3)	$27.5	14.5x	-	17.7x	17.4x
P / Book Value excl. AOCI	$721.5	0.55x	-	0.67x	0.66x
P / Statutory Capital and Surplus	$342.0	1.16x	-	1.42x	1.40x

(1) Excludes $3.3 million gain from divestiture of certain non-proprietary agent relationships related to Sunset Financial Services with Securities America.

(2) Includes transactions since January 2013

(3) Based on information provided by Company management

Note: Financial data as of March 31, 2015; operating income and earnings adjusted for estimated cost savings from delisting

DUFF & PHELPS

Executive Summary
Valuation Conclusion Versus Proposed Transaction
CONFIDENTIAL

No.	Company Name	Transaction Type	Date Announced	Market Cap at Announcement ($mil)	Fractional Share Price	Common Stock Price Before Announcement (1)	% Difference from Previous Day	% Dilution (2)	Common Stock Price After Announcement	% Difference After Announcement	Shares Purchased as a % of Shares Outstanding	Fractional Shares (thousands)	Transaction Value ($mil)(3)	1 year Stock Price % Change	Price Before Announcement as a % of 52-week high	Average Daily Trading Volume (thousands)(4)	Shares Outstanding (thousands)	Control Group with greater than 20 %	State of Incorporation
1	Monarch Cement Co.	Reverse Stock Split	8/8/14	$104.7	$30.00	$26.41	13.6%	0.35%	$26.40	(0.0%)	2.5%	98.6	$3.0	12.4%	96.7%	1.33	3,963.92	-	Kansas
2	MAXXAM Inc. (5)	Reverse Stock Split	8/19/09	$40.6	$11.00	$8.90	23.6%	0.87%	$8.90	–	3.5%	160.0	$1.8	(56.0%)	44.5%	0.02	4,559.64	64%	Delaware
3	PSB Group, Inc.	Cash Out Merger	5/24/07	$58.3	$21.00	$15.15	38.6%	1.57%	$18.50	22.1%	4.8%	148.1	$3.1	(9.8%)	79.7%	2.04	3,068.55	-	Michigan
4	County Bank Corp.	Reverse Stock Split	10/7/05	$60.0	$55.00	$53.70	2.4%	0.12%	$53.70	–	4.7%	52.8	$2.9	1.3%	92.6%	0.88	1,118.32	-	Michigan
5	Iowa First Bancshares Corp.	Reverse Stock Split	7/22/05	$47.7	$38.00	$34.25	10.9%	0.54%	$34.50	0.7%	4.7%	65.2	$2.5	10.0%	84.6%	1.17	1,382.67	-	Iowa
6	First Citizens Bancorp., Inc.	Cash Out Merger	9/13/05	$539.3	$735.00	$590.00	24.6%	1.24%	$675.00	14.4%	4.8%	43.4	$31.9	16.4%	97.5%	0.11	898.91	66%	South Carolina
7	Guaranty Bancshares, Inc.	Cash Out Merger	6/7/05	$53.6	$24.00	$19.35	24.0%	0.55%	$22.50	16.3%	2.2%	61.7	$1.5	1.8%	75.9%	2.70	2,825.00	33%	Texas
8	ASB Financial Corp. (5)	Reverse Stock Split	2/28/05	$35.8	$23.00	$20.27	13.5%	0.70%	$21.76	7.4%	5.0%	86.3	$2.0	(19.0%)	69.3%	0.77	1,715.86	-	Ohio
9	Bank First National Corporation	Cash Out Merger	2/25/05	$105.8	$19.60	$15.25	28.5%	0.45%	$15.25	–	1.5%	106.5	$2.1	–	93.8%	2.54	6,937.27	-	Wisconsin
	High			$539.3			38.6%	1.57%		22.1%	5.0%	160.0	$31.9	16.4%	97.5%	2.7			
	Low			$35.8			2.4%	0.12%		0.0%	1.5%	43.4	$1.5	(56.0%)	44.5%	0.0			
	Average			$116.2			20.0%	0.71%		6.8%	3.8%	91.4	$5.6	(4.8%)	81.6%	1.3			
	Median			$58.3			23.6%	0.55%		0.7%	4.7%	86.3	$2.5	1.3%	84.6%	1.2			

(1) Based upon last observed trading price
(2) % Dilution = [(Fractional Share Price - Common Stock Price Before Announcement) X Fractional Shares] / (Market Capitalization at Announcement - Transaction Value)
(3) Estimated cash paid for fractional shares
(4) For the 12 month period preceding the announcement
(5) Traded on national exchange prior to transaction

DUFF & PHELPS

Executive Summary
Selected “Go-Dark” Transactions Analysis
▪ As more fully described in the Appendix 1, Duff & Phelps reviewed 48 “go-dark” transactions by means a reverse/forward stock split or cash out merger.
▪ Of the 48 transactions reviewed, the list was further refined to 9 transactions by excluding (i) companies with market capitalizations under $20.0 million
 (ii) the cash-out of greater than 5% of the company’s total shares outstanding and (iii) transactions values less than $1.0 million.
▪ Following is a summary of 9 transactions described in the previous bullet including the percentage of shares cashed-out, percentage dilution associated with the total dollar amount of premium paid and the percentage premium paid per share for the transactions.
▪ Duff & Phelps relied on the reported acquisition price paid by these companies in connection with the comparable transactions and compared that price to the most recently reported trading prices for the same shares to determine a difference in price (i.e., premium or discount). Duff & Phelps did not consider the trading history or fundamental value of the stock for the transactions reviewed other than the last recorded trading price (for purposes of comparison to the acquisition price paid to the selected transactions).
CONFIDENTIAL

Dilution Calculation

	Values
Total Shares Outstanding	10,662,527
Stock Price	$44.82
Market Capitalization	$477,894,460
Assumptions	
% Cashed Out	1.84%
Cash-Out Price	$52.50
% Premium	*17.1%*
Transaction Value	$10,318,245
Premium $'s per share	$7.68
Premium $'s	$1,509,412
Dilution Factor	**0.3228%**

Dilution Sensitivity

		% Cashed Out				
		1.0%	**1.5%**	**2.0%**	**2.5%**	**3.0%**
Cash-Out Price	**$47.50**	0.06%	0.09%	0.12%	0.15%	0.19%
	$50.00	0.12%	0.18%	0.24%	0.30%	0.36%
	$52.50	0.17%	0.26%	0.35%	0.44%	0.53%
	$55.00	0.23%	0.35%	0.47%	0.59%	0.71%
	$57.50	0.29%	0.43%	0.58%	0.73%	0.88%

DUFF & PHELPS

Executive Summary
KCLI Illustrative Dilution Example
▪ Following is a summary of the dilution associated with an illustrative transaction. In this illustrative transaction, the Per Share Consideration for fractional shares is assumed to be $52.50 with 196,538 shares representing approximately 1.84% of total shares outstanding being cashed out. The resulting dilution is 0.3228%.
▪ Duff & Phelps also reviewed a sensitivity of the dilution based on the Per Share Consideration for fractional shares and the percentage of shares outstanding being cashed out.
CONFIDENTIAL

Kansas City Life Insurance Company Trading
Analysis
Section 2

Top 20 Shareholders	Shares	% of Outstanding
Jrb Interests, Ltd	2,966,312	27.82%
WEB Interests, Ltd.	2,358,340	22.12%
Bixby, Walter E.	744,275	6.98%
I.A. Michael Investment Counsel Ltd.	567,220	5.32%
Kansas City Life Insurance Company Savings and Profit Sharing Plan and Kansas City Employee Stock Plan	459,967	4.31%
Bixby, R. Philip	356,135	3.34%
Bixby, Angeline I.	353,688	3.32%
BlackRock, Inc.	230,609	2.16%
Hudson, Nancy Bixby	223,696	2.10%
Glacier Peak Capital LLC	120,554	1.13%
The Vanguard Group, Inc.	116,986	1.10%
Financial Counselors, Inc.	108,170	1.01%
Donald Smith & Co., Inc.	90,712	0.85%
State Street Global Advisors, Inc.	75,390	0.71%
Kennedy Capital Management, Inc.	54,004	0.51%
Northern Trust Global Investments	46,132	0.43%
Morgan Dempsey Capital Management, LLC	45,219	0.42%
Teachers Insurance and Annuity Association of America	23,596	0.22%
Parametric Portfolio Associates LLC	21,341	0.20%
Geode Capital Management, LLC	20,761	0.19%
Top Shareholders	**8,983,107**	**84.25%**

Source: Capital IQ and SEC filings

Note: Blue shaded shareholders are part of control group

Type	Common Stock Equivalent Held	% of Total Outstanding
Institutional	1,184,715	11%
Control Group	7,002,446	66%
Public & Other	2,475,366	23%

Control Group
66%
Public & Other
23%
Institutional
11%

DUFF & PHELPS

Kansas City Life Insurance Company Trading Analysis
CONFIDENTIAL

Kansas City Life Insurance Company - Trading History
July 27, 2014 to July 22, 2015
November 4, 2014
The Company reported Q3 earnings.
November 14, 2014
The Company completes the sale of Sunset Financial Services, Inc.
March 2, 2015
The Company reported Q4 / Year End earnings.
July 31, 2014
The Company reported Q2 earnings.
$44.82
Volume (Thousands)
Share Price
60.0
50.0
40.0
30.0
20.0
10.0
0.0
$55.00
$50.00
$45.00
$40.00
$35.00
$30.00
07/27/14
08/26/14
09/25/14
10/25/14
11/24/14
12/24/14
01/23/15
02/22/15
03/24/15
04/23/15
05/23/15
06/22/15
07/22/15

Kansas City Life Insurance Company - Historical Daily Trading Volume

Two-Week Average	8,948	One-Month Average	11,789	Six-Month Average	9,463
% of Shares Outstanding	0.08%	% of Shares Outstanding	0.11%	% of Shares Outstanding	0.09%
% of Float	0.27%	% of Float	0.36%	% of Float	0.29%

Shares Outstanding (1)	10,662,527
Float	3,282,600
% Float	30.79%

(1) As of June 15, 2015 per Company management

DUFF & PHELPS

Kansas City Life Insurance Company Trading Analysis
CONFIDENTIAL

Kansas City Life Insurance Company - Earnings Release Dates and P/E Ratio Day After Announcment

July 23, 2010 to July 22, 2015

LTM Price / Earnings
Share Price
30.00
25.00
20.00
15.00
10.00
5.00
0.00
$60.00
$50.00
$40.00
$30.00
$20.00
$10.00
$0.00
7/30/2010
10/28/2010
3/2/2011
4/28/2011
7/28/2011
10/27/2011
2/28/2012
4/23/2012
7/24/2012
10/28/2012
2/28/2013
4/26/2013
7/26/2013
11/7/2013
3/2/2014
7/31/2014
11/4/2014
3/2/2015
7/23/10
10/6/10
12/20/10
3/5/11
5/19/11
8/2/11
10/16/11
12/30/11
3/14/12
5/28/12
8/11/12
10/25/12
1/8/13
3/24/13
6/7/13
8/21/13
11/4/13
1/18/14
4/3/14
6/17/14
8/31/14
11/14/14
1/28/15
4/13/15
6/27/15

DUFF & PHELPS

Kansas City Life Insurance Company Trading Analysis
CONFIDENTIAL

Kansas City Life Insurance vs. Comparable Company Index

July 22, 2010 to July 22, 2015

250%
225%
200%
175%
150%
125%
100%
75%
50%
Market Value
6.00%
5.00%
4.00%
3.00%
2.00%
1.00%
0.00%
10 Year US Treasury Yield
07/22/10
09/22/10
11/22/10
01/22/11
03/22/11
05/22/11
07/22/11
09/22/11
11/22/11
01/22/12
03/22/12
05/22/12
07/22/12
09/22/12
11/22/12
01/22/13
03/22/13
05/22/13
07/22/13
09/22/13
11/22/13
01/22/14
03/22/14
05/22/14
07/22/14
09/22/14
11/22/14
01/22/15
03/22/15
05/22/15
07/22/15
Kansas City Life Insurance Company
Comparable Company Index
S&P 500 Index
10 Year US Treasury Yield

DUFF & PHELPS

Kansas City Life Insurance Company and Comps Stock Performance
CONFIDENTIAL
Source: Capital IQ
Note: Comparable Company Index includes American Equity Investment Life, American National Insurance, FBL Financial Group, Lincoln National Corporation, National Western Life Insurance, Symetra Financial and Torchmark Corporation; Fidelity &
Guaranty was excluded from the Index because it became public on December 13, 2013

Price / LTM Op. Income
25.0x
20.0x
15.0x
10.0x
5.0x
0.0x
18.9x
16.8x
18.7x
17.8x
15.0x
14.6x
14.7x
15.9x
12.8x
15.4x
16.6x
15.5x
18.8x
16.7x
18.1x
19.5x
20.4x
20.8x
19.1x
19.3x
17.5x
16.9x
Q1 '10
Q2 '10
Q3 '10
Q4 '10
Q1 '11
Q2 '11
Q3 '11
Q4 '11
Q1 '12
Q2 '12
Q3 '12
Q4 '12
Q1 '13
Q2 '13
Q3 '13
Q4 '13
Q1 '14
Q2 '14
Q3 '14
Q4 '14
Q1 '15
7/22/2015

Price / Book Value
1.00x
0.80x
0.60x
0.40x
0.20x
0.00x
8.0%
6.0%
4.0%
2.0%
0.0%
LTM ROAE
0.58x
0.53x
0.53x
0.54x
0.54x
0.52x
0.50x
0.51x
0.51x
0.55x
0.58x
0.56x
0.58x
0.55x
0.67x
0.72x
0.73x
0.67x
0.64x
0.69x
0.67x
0.66x
Q1 '10
Q2 '10
Q3 '10
Q4 '10
Q1 '11
Q2 '11
Q3 '11
Q4 '11
Q1 '12
Q2 '12
Q3 '12
Q4 '12
Q1 '13
Q2 '13
Q3 '13
Q4 '13
Q1 '14
Q2 '14
Q3 '14
Q4 '14
Q1 '15
7/22/2015
MEDIAN
LTM ROAE (Excl. AOCI)

DUFF & PHELPS

Kansas City Life Insurance Company Trading Analysis
CONFIDENTIAL
Historical Price / LTM Operating Income
Historical Price / Book Value & LTM ROAE (Excl. AOCI)
Median: 17.2x
Average: 17.3x
Median: 0.57x
Average: 0.59x

Schedule of Share Repurchases - Kansas City Life Insurance Company

(in thousands)

Period	Transaction Type	Number of Shares Repurchased	Aggregate Cost	Estimated Average Cost Per Share
Mar-15	Repurchase Plan	35,848	$1,651,517	$46.07
Jan-15	Repurchase Plan	9,119	$435,615	$47.77
Jan-15	Benefit Plans (1)	353	$16,955	$48.03
YTD 2015 Repurchases		45,320	$2,104,087	$46.43
Nov-14	Repurchase Plan	9,213	$446,278	$48.44
Oct-14	Repurchase Plan	54,617	$2,523,852	$46.21
Oct-14	Benefit Plans (1)	231	$10,245	$44.35
Sep-14	Repurchase Plan	51,993	$2,402,077	$46.20
Sep-14	Benefit Plans (1)	5	$230	$45.96
Aug-14	Repurchase Plan	26,915	$1,199,871	$44.58
Jul-14	Benefit Plans (1)	74	$3,364	$45.46
Aug-14	Benefit Plans (1)	633	$30,511	$48.20
Jan-14	Benefit Plans (1)	507	$24,204	$47.74
2014 Repurchases		144,188	$6,640,630	$46.06
Oct-13	Repurchase Plan	15,670	$696,375	$44.44
Sep-13	Repurchase Plan	8,091	$356,166	$44.02
Aug-13	Repurchase Plan	29,833	$1,304,895	$43.74
Aug-13	Benefit Plans (1)	51	$2,164	$42.43
Jan-13	Repurchase Plan	9,924	$372,150	$37.50
2013 Repurchases		63,569	$2,731,750	$42.97
Total Repurchase Activity		253,077	$11,476,467	$45.35

Min	$37.50
Max	$48.44
YTD 2015	$46.43
2014 Average Price Paid	$46.06
2013 Average Price Paid	$42.97

(1) Includes shares purchased from the employee stock ownership (ESOP) plan sponsored by the Company

Source: Company filings

DUFF & PHELPS

Kansas City Life Insurance Company Trading Analysis
CONFIDENTIAL

Valuation Analysis
Section 3

Industry Overview and Trends
CONFIDENTIAL
▪ Life insurers continue to face the challenges of an extended low-interest-rate environment and overcapacity in the industry. The persistently low interest rates have resulted in new money investment rates below investment portfolio yields and have caused interest-rate-driven margin pressure.  In an attempt to counter this impact, some insurers have:
 − Started to go “back to basics” by focusing on traditional whole and term life and supplemental health insurance; and
 − Employed a variety of tools such as:(i) product re-pricing and/or hedging to reduce interest rate risk exposure and (ii) diversifying investment portfolios by investing in alternative assets such as commercial real estate and commercial mortgage-backed securities.
▪ To the extent an interest rate recovery takes longer to materialize and new money rates remain below those used in DAC and reserving assumptions, the risk of adverse earnings and balance sheet impacts will continue to be an overhang for U.S. life insurers.
▪ Many insurers have excess capital and, given the overcapacity in the industry, are returning capital to shareholders in the form of share buybacks, which is likely to remain a core capital management strategy in 2015.
▪ M&A activity has continued to accelerate in the first quarter of 2015 with 13 announced or closed deals totaling $24.4 billion versus 10 announced or closed deals totaling $3.7 billion in the first quarter of 2014. The average deal value for the first quarter of 2015 was $1.9 billion with the largest being Dai-
 Ichi Life Insurance Company's $8.7 billion acquisition of Protective Life Corporation.
▪ Valuations for many public firms have remained at the lower end of historical ranges, reflecting the many challenges facing the industry that have resulted in a combination of slow growth, lack of transparency, and more volatile earnings streams.
 − The industry is starting to bifurcate between those insurers who are adjusting to the persistent low interest rate environment and industry overcapacity by embracing the use of technology, strategic acquisitions, and effective capital management and those insurers who are unwilling or unable to adapt to the “new normal”; these dynamics are expected to have a strong impact on valuation.
 − During the financial crisis, there was downward pressure on price / book multiples but valuations have “re-rated” in line with pre-crisis levels.
 − Price / earnings multiples of the U.S. life insurers remain lower than that of other financial services sectors including asset managers, large cap banks, broker-dealers, universal banks and P&C insurers.
▪ Historically, life insurers’ price / book multiples have been highly correlated with their ROE results. It is also important to compare an insurer’s ROE versus its cost of capital. Life insurers usually operate on a thin margin between the two metrics. While many insurers strive for a double-digit ROE, the average ROE in recent years has remained in the mid- to high-single-digit range for most life insurers.(1)
▪ Price / tangible book value multiples of the top 20 life insurance companies (based on market cap) have remained flat, on average, at approximately 1.5x for the 12 month period between 3/31/14 and 3/31/15; whereas price / earnings multiples have increased slightly, on average, from approximately 12.2x to 13.7x (an approximate 12% increase).
▪ Going forward, analysts expect the environment for the life insurance industry to continue to remain neutral relative to the general economy.  Key general economic indicators such as interest rates and demographics drive demand for policyholders and are expected to continue to be strong predictors for the performance of the industry.
▪ Within the industry, the Company remains a smaller player relative to its peer group and the selected public companies utilized in this analysis. It lags the comparable companies’ median and mean revenue and operating income growth and return on average equity excluding AOCI.
(1) S&P Insurance: Life & Health Industry Survey, October 2014
Source: S&P Insurance Industry Survey, April 2015; pwc Insurance Valuation Quarterly Update, Q1 2015; Capital IQ

Historical and Projected Financial Performance

($ in millions)

	2010A	2011A	2012A	2013A	2014A	LTM	2015P (1)
Total Insurance Revenue	$245.8	$228.4	$236.0	$300.0	$284.2	$283.0	$287.1
Growth	*1.2%*	*-7.1%*	*3.3%*	*27.1%*	*-5.3%*	*-3.0%*	*1.0%*
Net Investment Revenue	$127.4	$180.4	$194.6	$173.6	$168.3	$165.8	$159.7
Growth	*-28.2%*	*41.6%*	*7.9%*	*-10.8%*	*-3.0%*	*-4.2%*	*-5.1%*
Net Investment Yield	*3.7%*	*5.0%*	*4.8%*	*4.7%*	*4.6%*	*4.6%*	*4.4%*
Total Revenue (2)	**$431.4**	**$419.0**	**$439.9**	**$483.6**	**$461.7**	**$457.4**	**$455.2**
Growth	*2.5%*	*-2.9%*	*5.0%*	*9.9%*	*-4.5%*	*-3.7%*	*-1.4%*
Policy Benefits	$268.9	$239.3	$242.2	$291.3	$279.4	$276.5	$277.6
as % of Total Revenue	*62.3%*	*57.1%*	*55.1%*	*60.2%*	*60.5%*	*60.4%*	*61.0%*
Total Acquisition Costs	NA	NA	$41.8	$50.2	$52.2	$50.2	$50.8
Operating Expenses (3)	NA	NA	$95.4	$96.7	$89.4	$88.5	$87.1
Net Income (3)	**$23.0**	**$26.8**	**$41.8**	**$30.8**	**$28.4**	**$29.5**	**$27.5**
Growth	*114.3%*	*16.7%*	*56.0%*	*-26.5%*	*-7.7%*	*-5.6%*	*-3.2%*
as % of Total Revenue	*5.3%*	*6.4%*	*9.5%*	*6.4%*	*6.1%*	*6.4%*	*6.0%*
Operating Earnings (3)	**$23.3**	**$25.5**	**$29.9**	**$28.2**	**$26.2**	**$28.3**	**$27.5**
Growth	*35.4%*	*9.1%*	*17.2%*	*-5.4%*	*-7.3%*	*0.9%*	*5.0%*
as % of Total Revenue	*5.4%*	*6.1%*	*6.8%*	*5.8%*	*5.7%*	*6.2%*	*6.0%*
Dividend	$12.4	$12.3	$12.0	$11.9	$11.1	$11.8	NA
Payout Ratio	*53.9%*	*46.0%*	*28.8%*	*38.6%*	*39.1%*	*39.9%*	*NA*
Total Equity	$679.5	$710.7	$746.8	$722.3	$742.8	$757.5	$768.7
Total Equity (excl. AOCI)	$671.7	$680.6	$692.7	$708.2	$719.7	$721.5	$732.7
Operating ROAE (excl. AOCI)	**3.5%**	**3.8%**	**4.3%**	**4.0%**	**3.7%**	**3.9%**	**3.8%**
Net ROAE (excl. AOCI)	**3.4%**	**4.0%**	**6.1%**	**4.4%**	**4.0%**	**4.1%**	**3.8%**

(1) Based on information provided by Company management
(2) 2014 Revenue adjusted to exclude $3.3 million gain from divestiture of certain non-proprietary agent relationships related to Sunset Financial Services with Securities America.
(3) Pro Forma to exclude $1.0 million of expenses associated with SEC reporting that will be foregone as a result of the Proposed Transaction.
LTM = Latest twelve months ended March 31, 2015
Source: Company filings and management

DUFF & PHELPS

Valuation Analysis
CONFIDENTIAL

Valuation Analysis
Selected Public Companies Analysis
▪ Duff & Phelps reviewed the current trading multiples of publicly traded companies that it determined to be relevant to its analysis.
▪ Duff & Phelps analyzed the 3-year average, LTM and projected operating income and net income for each of the publicly traded companies.
▪ Duff & Phelps analyzed the selected public companies’ trading multiples of stock price to their respective book value per share and operating earnings per share.
▪ Duff & Phelps analyzed a number of factors in comparing the Company to the selected public companies including historical and forecasted growth in revenues and profits, profit margins, returns on equity and other characteristics that we deemed relevant.
None of the companies utilized for comparative purposes in the following analysis are directly comparable to the Company. Duff & Phelps does not have access to nonpublic information on any of the companies used for comparative purposes. Accordingly, a complete valuation analysis cannot be limited to a quantitative review of the selected companies, and involves complex considerations and judgments concerning differences in financial and operating characteristics of such companies, as well as other factors that could affect their value relative to that of the Company.
CONFIDENTIAL

Selected Public Company Analysis

($ in millions, except per share data)

COMPANY INFORMATION	FINANCIAL PERFORMANCE (GAAP)																	
	REVENUE GROWTH			EARNINGS GROWTH						RETURNS				DIVIDENDS		LEVERAGE	BOOK VALUE
Company Name	3-YR Revenue CAGR	LTM Revenue Growth	2015 Proj. Revenue Growth	3-YR Op. Income CAGR	LTM Op. Income Growth	2015 Proj. Op. Income Growth	3-YR EPS CAGR	LTM EPS Growth	Projected 2015 EPS Growth	Net Investment Yield	3-Yr Avg. ROAE excl. AOCI	LTM ROAE excl. AOCI	2015 Proj. ROAE	3-Yr Avg. Dividend Payout Ratio	LTM Dividend Payout Ratio	Leverage Ratio	BV Per Share Growth
American Equity Investment Life Holding Co.	20.6%	-8.4%	12.3%	12.6%	20.6%	3.0%	6.8%	-40.8%	17.2%	4.3%	13.2%	10.8%	11.7%	9.4%	10.8%	22.9%	2.3%
American National Insurance Co.	0.3	-3.6	NA	18.7	46.8	NA	8.7	14.3	NA	4.7	6.3	7.6	NA	39.1	27.8	8.5	5.6
FBL Financial Group Inc.	4.0	1.5	3.5	10.7	7.2	-5.1	24.7	5.9	-6.8	4.9	10.6	11.6	10.3	12.8	32.8	19.5	2.4
Fidelity & Guaranty Life	9.2	-2.2	-5.3	-5.0	-57.9	-33.1	NM	-62.7	-29.2	4.3	21.3	4.5	6.7	0.0	15.6	14.9	6.1
Lincoln National Corporation	8.2	11.4	3.6	8.9	9.1	-3.6	36.4	16.3	6.8	4.7	11.3	11.7	11.3	10.3	13.3	28.9	8.9
National Western Life Insurance Company	7.4	-11.3	NA	NM	NM	NA	23.8	3.6	NA	5.0	7.3	7.2	NA	1.7	1.2	2.0	7.4
Symetra Financial Corporation	3.0	2.8	8.0	6.1	-6.0	-11.3	15.5	-4.9	-21.8	4.4	9.9	8.9	7.4	18.2	22.3	23.6	0.7
Torchmark Corporation	5.5	3.3	2.7	2.7	-0.9	1.7	9.9	3.0	2.3	4.8	15.3	14.6	12.7	11.0	12.6	20.4	8.6
Mean	7.3%	-0.8%	4.1%	7.8%	2.7%	-8.1%	18.0%	-8.2%	-5.3%	4.6%	11.9%	9.6%	10.0%	12.8%	17.0%	17.6%	5.2%
Median	6.4%	-0.3%	3.5%	8.9%	7.2%	-4.3%	15.5%	3.3%	-2.2%	4.7%	11.0%	9.8%	10.8%	10.6%	14.4%	20.0%	5.8%
Kansas City Life Insurance Company[1 2]	3.3%	-3.7%	-1.4%	0.9%	0.9%	5.0%	1.9%	-5.6%	-3.2%	4.6%	4.8%	4.1%	3.8%	35.5%	39.4%	0.0%	2.9%

(1) Based on information provided by Company management
(2) Pro Forma to reflect sunset sale and SEC cost savings

LTM = Latest Twelve Months
CAGR = Compounded Annual Growth Rate
AOCI = Accumulated Other Comprehensive Income
Operating Income is after-tax, excluding realized gains and losses
Leverage Ratio = Total Debt / Total Invested Capital
Source: Bloomberg, Capital IQ, SEC filings, SNL Financial

DUFF & PHELPS

Valuation Analysis
Selected Public Companies Analysis - Financial Performance (GAAP)
CONFIDENTIAL

Selected Public Company Analysis

($ in millions, except per share data)

COMPANY INFORMATION	FINANCIAL PERFORMANCE (STATUTORY)								
	REVENUE GROWTH		EARNINGS GROWTH		RETURNS		CAPITAL POSITION		
Company Name	3-YR Revenue CAGR	LTM Revenue Growth	3-YR Income CAGR	LTM Income Growth	3-Yr Avg. ROAE excl. AOCI	LTM ROAE excl. AOCI	C&S / Total Reserves	RBC Ratio	A.M. Best Rating
American Equity Investment Life Holding Co.	1.2%	12.0%	27.1%	27.8%	12.2%	10.2%	6.8%	372%	A-
American National Insurance Co.	-10.1	-2.1	-8.9	-17.8	6.4	7.6	21.5	482	A
FBL Financial Group Inc.	NA	NA	39.3	3.7	NA	NA	NA	545	A
Fidelity & Guaranty Life	NA	NA	-5.0	-57.9	NA	NA	NA	350	B++
Lincoln National Corporation	6.9	2.4	NM	27.4	11.8	12.0	9.2	541	A+
National Western Life Insurance Company	-5.7	-1.8	12.7	23.9	7.2	7.2	13.4	865	A
Symetra Financial Corporation	6.4	3.6	16.1	23.0	9.9	8.9	9.4	474	A
Torchmark Corporation	5.5	5.7	0.2	-33.9	15.3	14.5	9.2	326	A+
Mean	0.7%	3.3%	11.7%	-0.5%	10.5%	10.1%	11.6%	494%	
Median	3.3%	3.0%	12.7%	13.4%	10.8%	9.5%	9.3%	478%	
Kansas City Life Insurance Company	**3.5%**	**-5.6%**	**4.2%**	**NM**	**4.7%**	**4.3%**	**11.6%**	**443%**	**A**

LTM = Latest Twelve Months
CAGR = Compounded Annual Growth Rate
AOCI = Accumulated Other Comprehensive Income
C&S = Capital & Surplus
RBC = Risk Based Capital
Source: Bloomberg, Capital IQ, SEC filings, SNL Financial

DUFF & PHELPS

Valuation Analysis
Selected Public Companies Analysis - Financial Performance (Statutory)
CONFIDENTIAL

Selected Public Company Analysis

($ in millions, except per share data)

COMPANY INFORMATION	MARKET DATA				STOCK PRICE AS A MULTIPLE OF									
Company Name	Stock Price on 7/22/15	% of 52-Wk High	Market Cap	Dividend Yield	3 Yr. Avg. Operating Income	LTM Operating Income	2015 Operating Income	3 Yr. Avg. EPS	LTM EPS	Proj. 2015 EPS	BV (Excl. AOCI) Per Share	P/BV to BVPS Growth	LTM Statutory Income	Statutory Capital & Surplus
American Equity Investment Life Holding Co.	$26.91	90.7%	$2,074	0.7%	13.4x	10.3x	10.6x	12.7x	14.5x	13.7x	1.44x	0.63x	6.5x	0.94x
American National Insurance Co.	106.57	91.7	2,866	2.9	15.4	11.0	NA	12.2	9.6	NA	0.71	0.13	17.8	0.92
FBL Financial Group Inc.	57.22	90.9	1,419	2.5	14.7	13.2	14.0	14.8	12.9	14.0	1.48	0.62	NA	NA
Fidelity & Guaranty Life	24.69	95.0	1,450	1.1	NM	14.9	13.3	NM	14.8	12.0	1.11	0.18	NA	NA
Lincoln National Corporation	58.67	95.2	14,845	1.2	10.4	9.3	9.6	12.4	10.8	10.0	1.18	0.13	10.3	2.00
National Western Life Insurance Company	241.20	88.0	877	0.1	NM	14.4	NA	8.8	8.2	NA	0.57	0.08	10.9	0.74
Symetra Financial Corporation	24.27	93.8	2,818	1.7	13.8	13.8	14.0	13.4	13.2	14.2	1.18	1.62	12.1	1.35
Torchmark Corporation	60.52	100.0	7,632	0.8	14.6	14.4	14.0	15.8	14.9	14.4	2.06	0.24	18.3	6.09
Mean		93.2%	$4,248	1.4%	13.7x	12.6x	12.6x	12.9x	12.4x	13.1x	1.22x	0.45x	12.7x	2.00x
Median		92.8%	$2,446	1.1%	14.2x	13.5x	13.6x	12.7x	13.1x	13.9x	1.18x	0.21x	11.5x	1.14x
Kansas City Life Insurance Company[1 2]	**$44.82**	**90.0%**	**$478**	**2.4%**	**17.0x**	**16.9x**	**17.4x**	**14.2x**	**16.2x**	**17.4x**	**0.66x**	**0.23x**	**20.6x**	**1.40x**

(1) Based on information provided by Company management
(2) Pro Forma to reflect sunset sale and SEC cost savings

LTM = Latest Twelve Months
AOCI = Accumulated Other Comprehensive Income
C&S = Capital & Surplus
Operating Income is after-tax, excluding realized gains and losses
Source: Bloomberg, Capital IQ, SEC filings, SNL Financial

DUFF & PHELPS

Valuation Analysis
Selected Public Companies Analysis - Valuation Multiples
CONFIDENTIAL

Market to Book Ratio
2.50x
2.00x
1.50x
1.00x
0.50x
0.00x
0.0%
2.0%
4.0%
6.0%
8.0%
10.0%
12.0%
14.0%
16.0%
3-Yr Avg. ROAE (%)
y = 0.0965x + 0.3225
R² = 0.8257

Market to Book Ratio
2.50x
2.00x
1.50x
1.00x
0.50x
0.00x
3.0%
8.0%
13.0%
18.0%
LTM Avg. ROAE (%)
y = 0.1025x + 0.1843
R² = 0.7385

Market to Book Ratio
2.50x
2.00x
1.50x
1.00x
0.50x
0.00x
3.0%
6.0%
9.0%
12.0%
15.0%
2015 ROAE (%)
y = 0.1056x + 0.3494
R² = 0.5258

DUFF & PHELPS

Valuation Analysis
Selected Public Companies Analysis - Regression Analysis
CONFIDENTIAL
(1) Excludes Accumulated Other Comprehensive Income (AOCI)
P / Book Value1 vs. 3-YR Avg. Op. Income ROAE1
Actual P / BV= 0.66
Implied P / BV = 0.71
Actual P / BV= 0.66
Implied P / BV = 0.59
NWLI
ANAT
SYA
FFG
LNC
AEL
NWLI
FGL
SYA
FFG
LNC
AEL
TMK
P / Book Value1 vs. 2015 ROAE1
P / Book Value1 vs. LTM Op. Income ROAE1
FGL
SYA
FFG
AEL
LNC
TMK
Actual P / BV= 0.66
Implied P / BV = 0.75
TMK
ANAT

Selected Public Companies Analysis - Kansas City Life Insurance Company

($ in millions)

Metric	Public Company Range			Public Company Median	Selected Multiple Range			Company Performance	Equity Value Range		
	Equity Valuation Multiples				**Valuation Summary**						
Book Value excl. AOCI	0.57x	-	2.06x	1.18x	**0.59x**	**-**	**0.71x**	$721.5	$424.6	-	$511.8
					Equity Value Range				**$424.6**	**-**	**$511.8**
					Shares Oustanding (2)				10.7		10.7
					Equity Value Per Share Range				**$39.82**	**-**	**$48.00**

Implied Equity Value Multiples

Metric	Public Company Range			Public Company Median	Company Performance	Equity Value Range		
LTM Adjusted Operating Income (1)	9.3x	-	14.9x	13.5x	$28.3	15.0x	-	18.1x
3-year Average Adjusted Operating Income (1)	10.4x	-	15.4x	14.2x	$28.1	15.1x	-	18.2x
2015 Projected Adjusted Operating Income (2)	9.6x	-	14.0x	13.6x	$27.5	15.4x	-	18.6x
LTM Adjusted Earnings (1)	8.2x	-	14.9x	13.1x	$29.5	14.4x	-	17.4x
3-year Average Adjusted Earnings (1)	8.8x	-	15.8x	12.7x	$33.7	12.6x	-	15.2x
2015 Projected Adjusted Earnings (2)	10.0x	-	14.4x	13.9x	$27.5	15.4x	-	18.6x
P / Book Value excl. AOCI	0.57x	-	2.06x	1.18x	$721.5	0.59x	-	0.71x
P / Statutory Capital and Surplus	6.48x	-	18.28x	11.52x	$342.0	1.24x	-	1.50x

(1) Excludes $3.3 million gain from divestiture of certain non-proprietary agent relationships related to Sunset Financial Services with Securities America.

(2) Based on information provided by Company management

Note: Financial data as of March 31, 2015; operating income and earnings adjusted for estimated cost savings from delisting

DUFF & PHELPS

Valuation Analysis
Selected Public Companies Analysis Conclusion
▪ Duff & Phelps selected valuation multiples for the Company based upon the regression analysis summarized on the previous page.
CONFIDENTIAL

Selected Public Companies Analysis - Kansas City Life Insurance Company

($ in millions)

Metric	Public Company Range			Public Company Median	Selected Multiple Range			Company Performance	Equity Value Range		
Equity Valuation Multiples					**Valuation Summary**						
LTM Adjusted Operating Income (1)	9.3x	-	14.9x	13.5x	**13.5x**	**-**	**16.9x**	$28.3	$381.6	-	$477.9
					Equity Value Range				$381.6	-	$477.9
					Shares Oustanding (2)				10.7		10.7
					Equity Value Per Share Range				$35.79	-	$44.82
Implied Equity Value Multiples											
LTM Adjusted Operating Income (1)	9.3x	-	14.9x	13.5x				$28.3	13.5x	-	16.9x
3-year Average Adjusted Operating Income (1)	10.4x	-	15.4x	14.2x				$28.1	13.6x	-	17.0x
2015 Projected Adjusted Operating Income (2)	9.6x	-	14.0x	13.6x				$27.5	13.9x	-	17.4x
LTM Adjusted Earnings (1)	8.2x	-	14.9x	13.1x				$29.5	12.9x	-	16.2x
3-year Average Adjusted Earnings (1)	8.8x	-	15.8x	12.7x				$33.7	11.3x	-	14.2x
2015 Projected Adjusted Earnings (2)	10.0x	-	14.4x	13.9x				$27.5	13.9x	-	17.4x
P / Book Value excl. AOCI	0.57x	-	2.06x	1.18x				$721.5	0.53x	-	0.66x
P / Statutory Capital and Surplus	6.48x	-	18.28x	11.52x				$342.0	1.12x	-	1.40x

(1) Excludes $3.3 million gain from divestiture of certain non-proprietary agent relationships related to Sunset Financial Services with Securities America.
(2) Based on information provided by Company management
Note: Financial data as of March 31, 2015; operating income and earnings adjusted for estimated cost savings from delisting

DUFF & PHELPS

Valuation Analysis
Selected Public Companies Analysis Conclusion
▪ Duff & Phelps selected valuation multiples for the Company based upon the median of the comparable companies analyzed and the Company’s current trading multiple.
CONFIDENTIAL

Selected Public Companies Analysis - Kansas City Life Insurance Company

($ in millions)

Equity Valuation Multiples					Valuation Summary					
Metric	Public Company Range			Public Company Median	Selected Multiple Range			Company Performance	Equity Value Range		
3-year Average Adjusted Operating Income (1)	10.4x	-	15.4x	14.2x	**14.2x**	**-**	**17.0x**	$28.1	$398.3	-	$477.9
					Equity Value Range				$398.3	-	$477.9
					Shares Oustanding (2)				10.7		10.7
					Equity Value Per Share Range				$37.36	-	$44.82

Implied Equity Value Multiples

LTM Adjusted Operating Income (1)	9.3x	-	14.9x	13.5x	$28.3	14.1x	-	16.9x
3-year Average Adjusted Operating Income (1)	10.4x	-	15.4x	14.2x	$28.1	14.2x	-	17.0x
2015 Projected Adjusted Operating Income (2)	9.6x	-	14.0x	13.6x	$27.5	14.5x	-	17.4x
LTM Adjusted Earnings (1)	8.2x	-	14.9x	13.1x	$29.5	13.5x	-	16.2x
3-year Average Adjusted Earnings (1)	8.8x	-	15.8x	12.7x	$33.7	11.8x	-	14.2x
2015 Projected Adjusted Earnings (2)	10.0x	-	14.4x	13.9x	$27.5	14.5x	-	17.4x
P / Book Value excl. AOCI	0.57x	-	2.06x	1.18x	$721.5	0.55x	-	0.66x
P / Statutory Capital and Surplus	6.48x	-	18.28x	11.52x	$342.0	1.16x	-	1.40x

(1) Excludes $3.3 million gain from divestiture of certain non-proprietary agent relationships related to Sunset Financial Services with Securities America.

(2) Based on information provided by Company management

Note: Financial data as of March 31, 2015; operating income and earnings adjusted for estimated cost savings from delisting

DUFF & PHELPS

Valuation Analysis
Selected Public Companies Analysis Conclusion
▪ Duff & Phelps selected valuation multiples for the Company based upon the median of the comparable companies analyzed and the Company’s current trading multiple.
CONFIDENTIAL

Selected Public Companies Analysis - Kansas City Life Insurance Company

($ in millions)

Equity Valuation Multiples					Valuation Summary					
Metric	Public Company Range			Public Company Median	Selected Multiple Range			Company Performance	Equity Value Range		
LTM Adjusted Earnings (1)	8.2x	-	14.9x	13.1x	**13.1x**	**-**	**16.2x**	$29.5	$385.1	-	$477.9
					Equity Value Range				**$385.1**	**-**	**$477.9**
					Shares Oustanding (2)				10.7		10.7
					Equity Value Per Share Range				**$36.12**	**-**	**$44.82**

Implied Equity Value Multiples

LTM Adjusted Operating Income (1)	9.3x	-	14.9x	13.5x	$28.3	13.6x	-	16.9x
3-year Average Adjusted Operating Income (1)	10.4x	-	15.4x	14.2x	$28.1	13.7x	-	17.0x
2015 Projected Adjusted Operating Income (2)	9.6x	-	14.0x	13.6x	$27.5	14.0x	-	17.4x
LTM Adjusted Earnings (1)	8.2x	-	14.9x	13.1x	$29.5	13.1x	-	16.2x
3-year Average Adjusted Earnings (1)	8.8x	-	15.8x	12.7x	$33.7	11.4x	-	14.2x
2015 Projected Adjusted Earnings (2)	10.0x	-	14.4x	13.9x	$27.5	14.0x	-	17.4x
P / Book Value excl. AOCI	0.57x	-	2.06x	1.18x	$721.5	0.53x	-	0.66x
P / Statutory Capital and Surplus	6.48x	-	18.28x	11.52x	$342.0	1.13x	-	1.40x

(1) Excludes $3.3 million gain from divestiture of certain non-proprietary agent relationships related to Sunset Financial Services with Securities America.
(2) Based on information provided by Company management
Note: Financial data as of March 31, 2015; operating income and earnings adjusted for estimated cost savings from delisting

DUFF & PHELPS

Valuation Analysis
Selected Public Companies Analysis Conclusion
▪ Duff & Phelps selected valuation multiples for the Company based upon the median of the comparable companies analyzed and the Company’s current trading multiple.
CONFIDENTIAL

“Go-Dark” Transactions Analysis
Appendix 1

“Go-Dark” Transactions Analysis
Selected “Go-Dark” Transactions Analysis
▪ Duff & Phelps reviewed 48 “go-dark” transactions by means a reverse/forward stock split or cash out merger.
▪ Duff & Phelps screened transactions based on the following criteria (source information was obtained from Capital IQ and company SEC filings):
– Transaction announced after January 1, 2005;
– Reverse split / forward split transactions with cash paid for fractional shares;
– Cash out merger with cash paid to shareholders holding a number of shares under a predetermined amount;
– Filing of Form 15 with the SEC to deregister its common stock under the Securities Exchange Act of 1934;
– Market capitalization at the time of announcement of greater than $10 million; and
– Per share cash paid for fractional shares greater than $1.00 per share;
▪ The analysis included premiums paid for fractional shares as well has the percentage dilution associated with the total dollar amount of premium paid for each of the transactions.
▪ Duff & Phelps relied on the reported acquisition price paid by these companies in connection with the comparable transactions and compared that price to the most recently reported trading prices for the same shares to determine a difference in price (i.e., premium or discount). Duff & Phelps did not consider the trading history or fundamental value of the stock for the 48 transactions reviewed other than the last recorded trading price (for purposes of comparison to the acquisition price paid to the selected transactions).
None of the selected transactions involves companies that are identical to Kansas City Life Insurance Company and Duff & Phelps does not have access to non-public information regarding these companies and transaction.
CONFIDENTIAL

No.	Company Name	Transaction Type	Date Announced	Market Cap at Announcement ($mil)	Fractional Share Price	Common Stock Price Before Announcement (1)	% Difference from Previous Day	% Dilution (2)	Common Stock Price After Announcement	% Difference After Announcement
1	Monarch Cement Co.	Reverse Stock Split	8/8/14	$104.7	$30.00	$26.41	13.6%	0.35%	$26.40	(0.0%)
2	Emtec, Inc.	Reverse Stock Split	5/6/13	$18.4	$1.05	$1.01	4.0%	0.23%	$1.02	1.0%
3	DGT Holdings Corp.	Reverse Stock Split	12/14/12	$46.5	$13.50	$11.66	15.8%	1.54%	$12.00	2.9%
4	CoSine Communications Inc.	Reverse Stock Split	8/30/10	$18.9	$2.24	$1.87	19.8%	0.04%	$1.87	–
5	EDCI Holdings, Inc. (3)	Reverse Stock Split	7/22/10	$27.0	$5.00	$4.02	24.4%	1.65%	$4.73	17.7%
6	Regency Affiliates Inc.	Reverse Stock Split	3/1/10	$11.7	$6.00	$3.37	78.0%	0.43%	$4.49	33.2%
7	Boss Holdings Inc.	Reverse Stock Split	8/26/09	$13.1	$7.65	$6.20	23.4%	0.58%	$5.12	(17.4%)
8	MAXXAM Inc. (3)	Reverse Stock Split	8/19/09	$40.6	$11.00	$8.90	23.6%	0.87%	$8.90	–
9	Cuisine Solutions Inc. (3)	Reverse Stock Split	5/26/09	$16.5	$1.30	$0.95	36.8%	2.77%	$0.93	(2.1%)
10	Capital Properties Inc.	Reverse Stock Split	8/8/08	$84.1	$25.00	$23.32	7.2%	0.02%	$25.50	9.4%
11	Gouverneur Bancorp, Inc. (3)	Reverse Stock Split	6/25/08	$19.3	$10.00	$8.60	16.3%	0.04%	$8.06	(6.3%)
12	Peoples-Sidney Financial Corporation	Reverse Stock Split	5/21/08	$17.0	$13.47	$12.55	7.3%	0.56%	$12.55	–
13	First Bancorp of Indiana Inc. (3)	Reverse Stock Split	2/29/08	$21.4	$14.00	$12.01	16.6%	0.24%	$12.01	–
14	Oregon Pacific Bancorp (3)	Reverse Stock Split	1/2/08	$20.0	$13.00	$9.05	43.6%	0.41%	$10.75	18.8%
15	Peoples Bancorp (3)	Reverse Stock Split	12/28/07	$44.2	$16.75	$14.20	17.9%	1.54%	$14.23	0.2%
16	CB Financial Corporation	Reverse Stock Split	10/30/07	$17.1	$20.00	$15.25	31.2%	1.98%	$15.25	–
17	Jaclyn Inc. (3)	Reverse Stock Split	12/4/07	$14.8	$10.21	$5.95	71.6%	11.17%	$7.75	30.2%
18	Citizens Financial Corporation (3)	Reverse Stock Split	7/2/07	$10.4	$7.25	$6.54	10.9%	1.33%	$6.61	1.1%
19	PSB Group, Inc.	Cash Out Merger	5/24/07	$58.3	$21.00	$15.15	38.6%	1.57%	$18.50	22.1%
20	Northway Financial Inc. (3)	Reverse Stock Split	4/16/07	$50.3	$37.50	$27.42	36.7%	5.88%	$31.02	13.1%
21	Monarch Community Bancorp Inc.	Cash Out Merger	2/16/07	$31.6	$13.50	$10.60	27.4%	1.44%	$12.15	14.6%
22	Ohio State Bancshares Inc.	Reverse Stock Split	1/12/07	$17.2	$95.00	$92.34	2.9%	0.34%	$93.34	1.1%
23	Meritage Hospitality Group Inc. (3)	Reverse Stock Split	10/6/06	$25.4	$5.25	$4.67	12.3%	0.08%	$4.67	–
24	The Pegasus Companies, Incorporated (3)	Reverse Stock Split	8/15/06	$30.4	$3.25	$2.25	44.4%	0.26%	$2.35	4.4%
25	Bactolac Pharmaceutical, Inc.	Reverse Stock Split	5/16/06	$16.0	$4.00	$3.60	11.1%	0.45%	$3.29	(8.6%)
26	Harbor Bankshares Corporation	Cash Out Merger	5/12/06	$17.2	$31.00	$25.50	21.6%	0.41%	$25.50	–
27	Mestek Inc. (3)	Reverse Stock Split	3/31/06	$109.8	$15.24	$12.51	21.8%	1.72%	$12.58	0.6%
28	Home City Financial Corp. (3)	Reverse Stock Split	1/26/06	$12.7	$17.10	$15.28	11.9%	0.30%	$15.76	3.1%
29	Yadkin Valley Company	Reverse Stock Split	1/24/06	$10.1	$78.00	$56.00	39.3%	3.16%	$56.00	–
30	Collins Industries, Inc.	Reverse Stock Split	11/2/05	$44.3	$7.70	$6.76	14.0%	0.17%	$7.01	3.7%
31	County Bank Corp.	Reverse Stock Split	10/7/05	$60.0	$55.00	$53.70	2.4%	0.12%	$53.70	–
32	Iowa First Bancshares Corp.	Reverse Stock Split	7/22/05	$47.7	$38.00	$34.25	10.9%	0.54%	$34.50	0.7%
33	First Citizens Bancorp., Inc.	Cash Out Merger	9/13/05	$539.3	$735.00	$590.00	24.6%	1.24%	$675.00	14.4%
34	FirstFed Bancorp, Inc.	Cash Out Merger	9/9/05	$23.5	$11.00	$9.03	21.8%	27.88%	$9.63	6.6%
35	Illini Corporation	Cash Out Merger	8/23/05	$21.2	$40.50	$39.05	3.7%	0.34%	$39.25	0.5%
36	Cherokee Banking Company	Cash Out Merger	7/1/05	$19.3	$17.75	$15.50	14.5%	2.21%	$15.50	–
37	FC Banc Corp.	Cash Out Merger	6/24/05	$16.8	$29.12	$23.22	25.4%	2.55%	$23.97	3.2%
38	Guaranty Bancshares, Inc.	Cash Out Merger	6/7/05	$53.6	$24.00	$19.35	24.0%	0.55%	$22.50	16.3%
39	FFD Financial Corp. (3)	Reverse Stock Split	5/24/05	$17.8	$19.00	$15.45	23.0%	1.69%	$17.55	13.6%
40	Community Investors Bancorp, Inc. (3)	Reverse Stock Split	5/24/05	$13.9	$15.00	$13.17	13.9%	0.55%	$13.22	0.4%
41	Home Loan Financial Corp. (3)	Reverse Stock Split	5/18/05	$26.8	$20.75	$15.87	30.8%	2.17%	$18.77	18.3%
42	United Tennessee Bankshares Inc.	Cash Out Merger	4/14/05	$24.9	$22.00	$18.26	20.5%	5.06%	$21.20	16.1%
43	BF Enterprises Inc.	Reverse Stock Split	3/31/05	$30.1	$8.95	$7.50	19.3%	1.61%	$8.50	13.3%
44	Mercury Air Group, Inc. (3)	Reverse Stock Split	3/22/05	$10.6	$4.00	$3.36	19.0%	1.25%	$3.45	2.7%
45	Northeast Indiana Bancorp Inc. (3)	Reverse Stock Split	3/16/05	$29.4	$23.50	$20.00	17.5%	0.17%	$21.00	5.0%
46	LICT Corporation	Reverse Stock Split	3/11/05	$66.0	$29.00	$24.99	16.0%	1.05%	$23.90	(4.4%)
47	ASB Financial Corp. (3)	Reverse Stock Split	2/28/05	$35.8	$23.00	$20.27	13.5%	0.70%	$21.76	7.4%
48	Bank First National Corporation	Cash Out Merger	2/25/05	$105.8	$19.60	$15.25	28.5%	0.45%	$15.25	–
	Kansas City Life Insurance Company (4)	Reverse Stock Split	6/22/15	$477.9						
	Average			$44.0			22.4%	1.91%		5.4%
	Median			$24.2			19.6%	0.64%		1.1%

(1) Based upon last observed trading price
(2) % Dilution = [(Fractional Share Price - Common Stock Price Before Announcement) X Fractional Shares] / (Market Capitalization at Announcement - Transaction Value)
(3) Traded on national exchange prior to transaction
(4) Shares outstanding per Company management
Source: Capital IQ and Company Filings

DUFF & PHELPS

“Go-Dark” Transactions Analysis
CONFIDENTIAL

"Go-Dark" Transactions Analysis

No.	Company Name	Shares Purchased as a % of Shares Outstanding	Fractional Shares (thousands)	Transaction Value ($mil)(1)	1 year Stock Price % Change	Price Before Announcement as a % of 52-week high	Average Daily Trading Volume (thousands)(2)	Shares Outstanding (thousands)	Control Group with greater than 20 %	State of Incorporation
1	Monarch Cement Co.	2.5%	98.6	$3.0	12.4%	96.7%	1.33	3,963.92	-	Kansas
2	Emtec, Inc.	5.5%	1,001.4	$1.1	6.3%	82.1%	9.43	18,200.00	63%	Delaware
3	DGT Holdings Corp.	9.0%	350.0	$4.7	16.6%	88.6%	6.44	3,879.00	59%	New York
4	CoSine Communications Inc.	0.2%	22.3	$0.1	(1.6%)	91.2%	10.25	10,142.86	-	Delaware
5	EDCI Holdings, Inc. (3)	6.2%	420.0	$2.1	(29.2%)	62.3%	24.56	6,730.00	-	Delaware
6	Regency Affiliates Inc.	0.6%	19.1	$0.1	39.3%	74.9%	3.03	3,468.54	58%	Delaware
7	Boss Holdings Inc.	2.4%	51.0	$0.4	(0.8%)	75.2%	0.97	2,124.05	56%	Delaware
8	MAXXAM Inc. (3)	3.5%	160.0	$1.8	(56.0%)	44.5%	0.02	4,559.64	64%	Delaware
9	Cuisine Solutions Inc. (3)	6.7%	1,185.0	$1.5	(53.0%)	35.8%	12.47	17,559.19	58%	Delaware
10	Capital Properties Inc.	0.4%	11.6	$0.3	(17.2%)	71.0%	2.13	3,299.96	52%	Rhode Island
11	Gouverneur Bancorp, Inc. (3)	0.3%	5.8	$0.1	(21.8%)	43.0%	1.51	2,300.74	57%	New York
12	Peoples-Sidney Financial Corporation	7.0%	95.7	$1.3	(3.8%)	83.3%	1.14	1,364.05	-	Delaware
13	First Bancorp of Indiana Inc. (3)	1.4%	25.4	$0.4	(33.3%)	64.4%	1.59	1,826.32	-	Indiana
14	Oregon Pacific Bancorp (3)	0.9%	20.4	$0.3	(24.9%)	72.4%	1.70	2,211.87	-	Oregon
15	Peoples Bancorp (3)	7.8%	243.0	$4.1	(26.2%)	70.0%	2.52	3,104.99	-	Ohio
16	CB Financial Corporation	6.2%	65.9	$1.3	NA	NA	1.30	1,070.17	-	North Carolina
17	Jaclyn Inc. (3)	12.4%	306.3	$3.1	(43.4%)	41.8%	8.64	2,468.61	51%	Delaware
18	Citizens Financial Corporation (3)	10.7%	170.3	$1.2	0.6%	95.6%	0.01	1,586.11	62%	Kentucky
19	PSB Group, Inc.	4.8%	148.1	$3.1	(9.8%)	79.7%	2.04	3,068.55	-	Michigan
20	Northway Financial Inc. (3)	16.1%	240.8	$9.0	(19.6%)	78.0%	2.05	1,494.17	-	New Hampshire
21	Monarch Community Bancorp Inc.	5.7%	147.0	$2.0	(10.2%)	81.5%	0.97	2,599.50	36%	Maryland
22	Ohio State Bancshares Inc.	10.6%	19.5	$1.9	31.8%	97.9%	0.77	183.94	-	Ohio
23	Meritage Hospitality Group Inc. (3)	0.6%	33.7	$0.2	(4.3%)	94.3%	4.00	5,440.60	26%	Michigan
24	The Pegasus Companies, Incorporated (3)	0.6%	77.1	$0.3	(30.8%)	40.3%	0.07	13,166.09	59%	Delaware
25	Bactolac Pharmaceutical, Inc.	3.6%	171.2	$0.7	(11.1%)	75.8%	0.00	4,733.68	68%	Texas
26	Harbor Bankshares Corporation	1.9%	12.5	$0.4	34.2%	100.0%	0.51	675.58	30%	Maryland
27	Mestek Inc. (3)	7.2%	632.1	$9.6	(44.5%)	47.0%	5.41	8,732.13	40%	Pennslyvania
28	Home City Financial Corp. (3)	2.4%	20.1	$0.3	0.4%	91.7%	0.64	835.69	-	Ohio
29	Yadkin Valley Company	7.2%	13.0	$1.0	27.3%	61.5%	0.00	180.60	28%	North Carolina
30	Collins Industries, Inc.	1.2%	80.3	$0.6	31.0%	90.0%	11.75	6,633.01	-	Missouri
31	County Bank Corp.	4.7%	52.8	$2.9	1.3%	92.6%	0.88	1,118.32	-	Michigan
32	Iowa First Bancshares Corp.	4.7%	65.2	$2.5	10.0%	84.6%	1.17	1,382.67	-	Iowa
33	First Citizens Bancorp., Inc.	4.8%	43.4	$31.9	16.4%	97.5%	0.11	898.91	66%	South Carolina
34	FirstFed Bancorp, Inc.	53.3%	1,300.0	$14.3	20.4%	96.7%	1.93	2,439.00	22%	Delaware
35	Illini Corporation	8.4%	45.6	$1.8	14.0%	99.5%	1.09	541.00	-	Illinois
36	Cherokee Banking Company	13.0%	161.1	$2.9	–	91.2%	0.99	1,243.00	38%	Georgia
37	FC Banc Corp.	9.9%	64.6	$1.9	(12.2%)	73.9%	1.46	651.47	-	Ohio
38	Guaranty Bancshares, Inc.	2.2%	61.7	$1.5	1.8%	75.9%	2.70	2,825.00	33%	Texas
39	FFD Financial Corp. (3)	6.6%	78.0	$1.5	10.0%	92.2%	1.64	1,188.22	-	Ohio
40	Community Investors Bancorp, Inc. (3)	3.8%	40.2	$0.6	(11.4%)	82.3%	2.06	1,055.64	-	Ohio
41	Home Loan Financial Corp. (3)	6.4%	109.0	$2.3	(17.9%)	72.7%	1.55	1,699.91	-	Ohio
42	United Tennessee Bankshares Inc.	21.9%	259.7	$5.7	1.3%	88.2%	0.74	1,186.00	30%	Tennessee
43	BF Enterprises Inc.	8.7%	304.5	$2.7	(14.8%)	85.1%	1.81	3,482.33	55%	Delaware
44	Mercury Air Group, Inc. (3)	6.3%	192.6	$0.8	(44.9%)	37.4%	12.89	3,056.36	38%	New York
45	Northeast Indiana Bancorp Inc. (3)	1.0%	14.1	$0.3	(4.4%)	86.2%	2.35	1,432.28	-	Delaware
46	LICT Corporation	5.9%	160.0	$4.6	(28.6%)	76.3%	0.10	2,700.00	26%	New York
47	ASB Financial Corp. (3)	5.0%	86.3	$2.0	(19.0%)	69.3%	0.77	1,715.86	-	Ohio
48	Bank First National Corporation	1.5%	106.5	$2.1	–	93.8%	2.54	6,937.27	-	Wisconsin
	Kansas City Life Insurance Company (4)				(2.2%)		10.23	10,662.53	66%	Missouri
	Average	6.5%		$2.9	(6.8%)	77.2%	3.21			
	Median	5.3%		$1.7	(4.3%)	81.5%	1.57			

(1) Estimated cash paid for fractional shares
(2) For the 12 month period preceding the announcement date
(3) Traded on national exchange prior to transaction
(4) Shares outstanding per Company management
Source: Capital IQ and Company Filings

DUFF & PHELPS

CONFIDENTIAL

Selected Public Companies’ Revenue
Segmentation
Appendix 2

American National Insurance

FBL Financial Group

Fidelity & Guaranty Life

Lincoln National

National Western Life Insurance

Symetra Financial

Torchmark

(1) Segments as reports, and LTM as of March 31, 2015

DUFF & PHELPS

Selected Public Companies’ Revenue Segmentation1
CONFIDENTIAL
Kansas City Life Insurance
American Equity Investment Life
Source: Capital IQ, Company Filings
Old American
19%
Group
13%
Individual
68%
Insurance &
Annuities
100%
P&C
39%
Life
25%
Annuities
24%
Health
8%
Other
5%
Life
56%
Annuities
29%
Other
14%
Insurance &
Annuities
100%
Life
45%
Annuities
28%
Group
Protection
18%
Retirement
8%
Other
3%
Annuities
59%
Life
33%
Other
6%
Corporate
2%
Benefits
30%
Deferred
Annuities
29%
Life
22%
Income
Annuities
19%
Life
50%
Health
22%
Investment
19%
Medicare
9%